Exhibit 1.1

Execution Version

FIFTH THIRD CAPITAL TRUST VII

8.875% Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed, on a subordinated basis, by

FIFTH THIRD BANCORP

Underwriting Agreement

April 29, 2008

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o	Morgan Stanley & Co. Incorporated,
1585 Broadway,
New York, New York 10036.

Ladies and Gentlemen:

Fifth Third Capital Trust VII, a statutory trust created under the laws of the State of Delaware (the “Trust”), and Fifth Third Bancorp, an Ohio corporation (the “Guarantor”), as sponsor of the Trust and as Guarantor under the Guarantee referred to herein, propose, subject to the terms and conditions stated herein, to sell to the underwriters named in Schedule I (the “Underwriters”), for which Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives (the “Representatives”), 14,000,000 of the Trust’s 8.875% Trust Preferred Securities, liquidation amount $25 per security, referred to in Schedule II (the “Firm Trust Preferred Securities”) and, at the election of the Underwriters, up to 2,000,000 additional Trust Preferred Securities (the “Optional Trust Preferred Securities”) (the Firm Trust Preferred Securities and the Optional Trust Preferred Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Trust Preferred Securities”). The proceeds of the sale of the Trust Preferred Securities and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $350,010,000 principal amount of the Guarantor’s 8.875% Junior Subordinated Notes due 2068 (the “Junior Subordinated Notes”), to be issued pursuant to the Junior Subordinated Indenture, dated as of March 20, 1997 (the “Base Indenture”), between the Guarantor and Wilmington Trust Company (the “Indenture Trustee”), as amended and supplemented by a fourth supplemental indenture between the Guarantor and the Indenture

Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of May 6, 2008. If the Underwriters elect to purchase any Optional Trust Preferred Securities, the proceeds thereof are to be invested in additional Junior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of such Optional Trust Preferred Securities.

Capitalized terms used herein and not otherwise defined but that are defined in the Declaration of Trust (as defined in Section 1(A)(g)) have the meanings specified in the Declaration of Trust.

1. Representations and Warranties. (A) Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each Underwriter as follows (except that the representation, warranty and agreement in paragraph (d) of this Section 1(A) is given only by the Guarantor and not by the Trust):

(a) An automatic shelf registration statement as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 and Post-Effective Amendment No. 1 thereto (File Nos. 333-141560 and 333-141560-09) in respect of the Trust Preferred Securities and the Junior Subordinated Notes has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission and any other post-effective amendment thereto became effective on filing or has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or any part thereof, has been issued, no proceeding for that purpose has been initiated or, to the Guarantor’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement has been received by the Guarantor or the Trust (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”), and including any prospectus supplement relating to the Trust Preferred Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the

Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Trust Preferred Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) the Form T-1 of the Indenture Trustee or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 3:30 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b).

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein.

(f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and, at the Closing Date, will have the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to execute and deliver and perform its obligations under the Other Trust Transaction Agreements (as defined in paragraph (A)(g) of this Section 1).

(g) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Amended and Restated Declaration of Trust in substantially the form previously provided to you and to be entered into at or before the Closing Date among the Guarantor, as Sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Amended and Restated Declaration of Trust, the “Declaration of Trust”) and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Declaration of Trust and the Other Trust Transaction Agreements (as defined below); and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Other Trust Transaction Agreements and described in the Pricing Prospectus and the Prospectus. “Other Trust Transaction Agreements” means the Certificate Depository Agreement and the Expense Agreement.

(h) At the Closing Date, the Firm Trust Preferred Securities, and at the Option Closing Date, the Optional Trust Preferred Securities, will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Declaration of Trust and the Firm Trust Preferred Securities or the Optional Trust Preferred Securities, as the case may be, will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(i) At the Closing Date, the Trust Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable (subject to the qualifications described in the proviso to Section 6(d)(vi)) beneficial interests in the Trust entitled to the benefits of the Declaration of Trust and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities and the Trust Preferred Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.

(j) The holders of the Trust Preferred Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(k) At the Closing Date, each Other Trust Transaction Agreement (collectively with this Agreement, the “Trust Transaction Agreements”) will have been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(l) This Agreement has been duly authorized, executed and delivered by the Trust.

(m) At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the Firm Trust Preferred Securities, the Trust Common Securities and the Other Trust Transaction Agreements, and to perform its obligations hereunder and thereunder; at the Option Closing Date, the Trust will have all power and authority necessary to execute and deliver the Optional Trust Preferred Securities and to perform its obligations thereunder; the issuance by the Trust of the Trust Preferred Securities and the Trust Common Securities in accordance with the Declaration of Trust, the purchase by the Trust of the Junior Subordinated Notes, and the execution and delivery by the Trust of the Trust Transaction Agreements and the performance by it of its obligations thereunder will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any of the Other Trust Transaction Documents or (ii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body located in the United States having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust in accordance with the terms of the Declaration of Trust, the purchase by the Trust of the Junior Subordinated Notes, or the execution, delivery or performance by the Trust of any of the Other Trust Transaction Agreements or the consummation by the Trust of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters.

(n) The Trust is not and, after giving effect to the offering and sale of the Trust Preferred Securities will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(B) The Guarantor represents and warrants to, and agrees with, each Underwriter that:

(a) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its material properties and conduct its business substantially in the manner in which it presently conducts its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction which requires such qualifications, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Guarantor and its subsidiaries, taken as a whole; and each subsidiary of the Guarantor has been duly organized or incorporated and is validly existing as a bank or corporation in good standing under the laws of its jurisdiction of incorporation, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole.

(b) The Guarantor is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

(c) The deposit accounts of each of the bank subsidiaries of Fifth Third are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of Fifth Third, threatened.

(d) The Guarantor and each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act; each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Guarantor or any of its Significant Subsidiaries, except for failures to be so in compliance that would not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole.

(e) The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(f) Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at each Closing Date, the Declaration of Trust will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g) The Junior Subordinated Notes have been duly authorized by the Guarantor, and, when issued, delivered and paid for at the Closing Date or the Option Closing Date, as the case may be, as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture, the Declaration of Trust and the Guarantee Agreement (the Declaration of Trust and the Guarantee Agreement, collectively, the “Other Guarantor Transaction Agreements” and, together with this Agreement, the Indenture and the Junior Subordinated Notes, the “Guarantor Transaction Agreements”) has been duly authorized by the Guarantor and, at the Closing Date, the Indenture, the Guarantee Agreement and the Declaration of Trust each will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Junior Subordinated Notes, the Indenture and the Other Guarantor Transaction Agreements will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(h) This Agreement has been duly authorized, executed and delivered by the Guarantor.

(i) The Guarantor has all power and authority (corporate and other) necessary to execute and deliver the Guarantor Transaction Agreements and to perform its obligations thereunder; the execution, delivery and performance of the Guarantor Transaction Agreements by the Guarantor and compliance with the provisions hereof and thereof by the Guarantor will not constitute a breach of or default under, the Second Amended Articles of Incorporation or Code of Regulations of the Guarantor or any of its Significant Subsidiaries, or any material agreement, indenture or other instrument to which the Guarantor or any of its subsidiaries is a party, or, to the best of the Guarantor’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or any of its subsidiaries or any property of the Guarantor or any of its subsidiaries, which breach or default would be reasonably likely to have material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Guarantor and it subsidiaries, taken as a whole, or on the ability of the Guarantor to perform its obligations hereunder or its obligations under the Guarantor Transaction Agreements.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(k) (i) Neither the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Guarantor or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

(l) The Guarantor and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor and its Significant Subsidiaries; and any real property and buildings held under lease by the Guarantor and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor and its Significant Subsidiaries.

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “The Trust,” “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

(n) Neither the Guarantor nor any subsidiary is in violation or default of (i) any provision of any of its Articles of Incorporation, Code of Regulations, By-laws or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (n), reasonably be expected to result in a material adverse effect on the financial condition, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole.

(o) The Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes shown on such return or a notice of any taxing authority, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes shown on such notice, assessment, fine or penalty that is currently being contested in good faith and further except for failures to so file or pay that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole.

(p) The Guarantor is not subject to any order of the Federal Reserve Board which, as of the date hereof, prohibits the payment of dividends by any of its subsidiaries.

(q) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Trust or the Guarantor or any of its subsidiaries is a party or of which any property of the Trust or the Guarantor or any of the Guarantors’ subsidiaries is the subject which, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, or on the ability of the Guarantor to perform its obligations hereunder or its obligations under the Guarantor Transaction Documents; and, to the best of the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r) The Guarantor is not and, after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act.

(s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Trust Preferred Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act.

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Guarantor and its subsidiaries, and have audited the Guarantor’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(u) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(v) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Guarantors’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(w) The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor, including its consolidated subsidiaries, is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (a) the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule II, the number of Trust Preferred Securities set forth opposite such Underwriter’s name in Schedule I, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Trust Preferred Securities as provided below, the Guarantor and the Trust agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price set forth in Schedule II hereto that portion of the number of Optional Trust Preferred Securities as to which such election shall have been exercised.

The Trust hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the first paragraph of this Section 2 for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Trust Preferred Securities. Any such election to purchase Optional Trust Preferred Securities may be exercised by written notice from you to the Trust, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Trust Preferred Securities to be purchased and the date on which such Optional Trust Preferred Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (3) hereof) or, unless you and the Trust otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor on the Closing Date will pay by wire transfer of immediately available funds to Morgan Stanley & Co. Incorporated, for the accounts of the several Underwriters, the amount per Trust Preferred Security set forth in Schedule II in respect of the Trust Preferred Securities to be delivered by the Trust hereunder on the Closing Date.

3. Delivery and Payment. Delivery of and payment for the Firm Trust Preferred Securities shall be made at the office, on the date and at the time specified in Schedule II (such time and date are herein called the “First Time of Delivery”), which date and time may be postponed by agreement between the Underwriters, the Trust and the Guarantor (such date and time of delivery of and payment for the Firm Trust Preferred Securities being herein called the “Closing Date”). Delivery with respect to the Optional Trust Preferred Securities, if any, shall be made on the date and at the time given by the Representatives of the Underwriters’ election to purchase the Optional Trust Preferred Securities, or at such other time and date as the Representatives, the Trust and the Guarantor may agree upon in writing (such time and date, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”). The date and time of delivery of and payment for the Optional Trust Preferred Securities is called herein the “Option Closing Date”. The Trust Preferred Securities to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing the Trust

Preferred Securities that will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Trust Preferred Securities shall be made by causing DTC to credit the Trust Preferred Securities to the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Merrill Lynch, Pierce, Fenner & Smith Incorporated of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule II.

The Trust and the Guarantor agree to have the certificates representing the Trust Preferred Securities available for checking in New York City at the Closing Location specified in Schedule II, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Trust Preferred Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus.

5. Agreements. (A) General. The Trust and the Guarantor jointly and severally agree with the several Underwriters as follows (except that the agreements in paragraphs (d), (e), (i) and (j) of this Section 5(A) are made only by the Guarantor and not by the Trust):

(a) To prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to such Time of Delivery unless mutually agreed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Trust Preferred Securities and the Junior Subordinated Notes, in a form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Trust or the Guarantor with the Commission pursuant to Rule 433(d) under the Securities Act; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering and sale of the Trust Preferred Securities, to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor and (to the extent not exempt under Rule 12h-5 under the Exchange Act) the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; to advise you, promptly after either the Trust or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Trust Preferred Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Trust Preferred Securities or the Junior Subordinated Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, for so long as the delivery of a prospectus is required in connection with the offering and sale of the Trust Preferred Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Trust Preferred Securities or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Guarantor’s own expense, as may be necessary to permit offers and sales of the Trust Preferred Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a mutually agreed form and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus except as mutually agreed.

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Trust Preferred Securities and the Junior Subordinated Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Trust Preferred Securities and the Junior Subordinated Notes, provided that in connection therewith the Guarantor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(d) The Guarantor will use its reasonable best efforts to furnish to the Underwriters prior to 10:00 A.M., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, provided that such request, including the delivery location for such copies of the Prospectus is provided by such Underwriters in a timely manner. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Trust Preferred Securities or Junior Subordinated Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Trust Preferred Securities or Junior Subordinated Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) To make generally available to its securityholders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) of the Guarantor and its subsidiaries, complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Guarantor, Rule 158).

(f) During the period beginning from the date of the Prospectus, and continuing to and including the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (x) the Trust Preferred Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities) or any Junior Subordinated Notes, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the Trust Preferred Securities, the Junior Subordinated Notes, the Guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or the Guarantor, except with the prior written consent of the Representatives.

(g) To pay the required Commission filing fees relating to the Trust Preferred Securities and the Junior Subordinated Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(h) To use the net proceeds received from the sale of the Trust Preferred Securities or Junior Subordinated Notes, as the case may be, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

(i) The Guarantor will issue the Guarantee concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein.

(j) To pay all expenses incident to the performance of each of its and the Trust’s obligations under this Agreement, and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Trust Preferred Securities and the Junior Subordinated Notes under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Trust Preferred Securities and the Junior Subordinated Notes; (iii) all expenses in connection with the qualification of the Trust Preferred Securities and the Junior Subordinated Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the fees charged by securities rating services for rating the Trust Preferred Securities; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Trust Preferred Securities and the Junior Subordinated Notes; (vi) all fees and expenses in connection with listing the Trust Preferred Securities on the New York Stock Exchange (the “NYSE”); (vii) the cost of preparing the Trust Preferred Securities and the Junior Subordinated Notes; (viii) the costs and charges of any transfer agent or registrar or dividend distributing agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this paragraph. It is understood, however, that, except as provided in this paragraph, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Trust Preferred Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

(B) Free Writing Prospectuses.

(a) (i) Each of the Guarantor and the Trust represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Trust Preferred Securities or the Junior Subordinated Notes that would constitute a “free writing prospectus” as defined in Rule 405;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Guarantor and the Representatives, other than one or more term sheets relating to the Trust Preferred Securities and the Junior Subordinated Notes containing customary information and conveyed to purchasers of the Trust Preferred Securities, it has not made and will not make any offer relating to the Trust Preferred Securities that would constitute a free writing prospectus; and

(iii) Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Guarantor and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule II(a).

(b) Each of the Guarantor and the Trust has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Trust Preferred Securities and Optional Trust Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof, the Applicable Time and the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Guarantor or the Trust pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Graydon, Head & Ritchey LLP, counsel for the Guarantor, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

(i) The Guarantor is validly existing as a corporation in good standing under the laws of the State of Ohio, and is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Trust;

(iii) Each of the Declaration of Trust, the Indenture and the Guarantee Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity and an implied covenant of good faith and fair dealing; and each of the Declaration of Trust, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;

(iv) The issuance, execution and delivery of the Junior Subordinated Notes have been duly and validly authorized by the Guarantor and, when authenticated by the Indenture Trustee in the manner provided in the Indenture will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity and an implied covenant of good faith and fair dealing;

(v) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “The Trust”, “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects;

(vi) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “ERISA Considerations,” insofar as it purports to constitute a summary of matters of the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects;

(vii) Neither the Trust nor the Guarantor is and, after giving effect to the offering and sale of the Trust Preferred Securities and the Junior Subordinated Notes and the application of the proceeds thereof, will be an “investment company,” as such term is defined in the Investment Company Act;

(viii) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Guarantor prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsections (v) and (vi) of this Section 6(b), they have no reason to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Guarantor prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of each Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Guarantor prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

In rendering such opinion or opinions, Graydon, Head & Ritchey LLP may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee or the Property Trustee upon the certificate or certificates of such entities, (ii) as to matters involving the application of laws of the State of New York upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(f); and (iii) as to certain other matters, on certificates of responsible officers of the Guarantor, public officials and others deemed by such counsel to be responsible.

(c) The Guarantor shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Paul L. Reynolds, Esq., General Counsel of the Guarantor, to the effect that:

(i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) Fifth Third Bank and Fifth Third Bank (Michigan) have been duly organized or incorporated and are validly existing as a bank or corporation in good standing under the laws of its respective jurisdiction of organization or incorporation; and all of the issued shares of capital stock of each such entity have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(iii) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries or the Trust is a party or of which any property of the Guarantor or any of its subsidiaries or the Trust is the subject which is reasonably likely to be adversely determined against the Guarantor or any of its subsidiaries or the Trust and, if determined adversely to the Guarantor or any of its subsidiaries or the Trust, would individually or in the aggregate have a material adverse effect on the current or future general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, or of the Trust; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Guarantor prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(v) The Guarantor has all power and authority (corporate and other) necessary to execute and deliver the Guarantor Transaction Agreements and to perform its obligations thereunder; the execution, delivery and performance of the Guarantor Transaction Agreements by the Guarantor and compliance with the provisions hereof and thereof by the Guarantor will not constitute a breach of or default under the Second Amended Articles of Incorporation or Code of Regulations of the Guarantor or any of its subsidiaries, or any material agreement, indenture or other instrument to which the Guarantor or any of its subsidiaries is a party, or, to the best of the Guarantor’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or any of its subsidiaries or any property of the Guarantor or any of its subsidiaries, which breach or default would be reasonably likely to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Guarantor and it subsidiaries, taken as a whole, or on the ability of the Guarantor to perform its obligations hereunder or its obligations under the Guarantor Transaction Agreements; and

(vi) To the best of such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Trust Preferred Securities or the Junior Subordinated Notes or the consummation by the Guarantor and the Trust of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters.

In rendering such opinion or opinions, Paul L. Reynolds may rely as to matters involving the application of laws of the State of New York upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(f).

(d) Richards, Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

(i) The Trust has been duly created and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Prospectus;

(iii) The provisions of the Declaration of Trust, including the terms of the Trust Preferred Securities, are permitted under the Delaware Statutory Trust Act and the Declaration of Trust constitutes a valid and binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to (x) execute and deliver this Agreement and the Other Trust Transaction Agreements and to perform its obligations under this Agreement and the Other Trust Transaction Agreements, and (y) issue and perform its obligations under the Trust Preferred Securities and the Trust Common Securities;

(v) Under the Delaware Statutory Trust Act and the Declaration of Trust, (A) the execution and delivery by the Trust of this Agreement and the Other Trust Transaction Agreements and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (B) the Guarantor is authorized to execute and deliver this Agreement on behalf of the Trust;

(vi) Under the Delaware Statutory Trust Act, the form of certificate attached to the Declaration of Trust to represent the Trust Preferred Securities is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized by the Declaration of Trust and, when delivered to and paid for by the Underwriters, in accordance with this Agreement, will be validly issued and fully paid and non-assessable beneficial interests in the Trust. The holders of the Trust Preferred Securities are entitled to the benefits provided by the Declaration of Trust (subject to the terms of the Declaration of Trust); and the holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of the Trust Preferred Securities and of the Trust Common Securities may be obligated, pursuant to the Declaration of Trust, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Trust Preferred Security certificates and the issuance of replacement of Trust Preferred Security certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration of Trust) to exercise its rights and remedies under the Declaration of Trust;

(vii) The Trust Common Securities have been duly authorized by the Declaration of Trust and when issued and delivered by the Trust to the Guarantor against payment therefor described in the Declaration of Trust, will be validly issued and fully paid (subject to the qualifications described in the proviso to

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clause (vi) next above) beneficial interests in the Trust. The Guarantor, as holder of the Trust Common Securities, will be entitled to the benefits of the Declaration of Trust;

(viii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the issuance of the Trust Preferred Securities and the Trust Common Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of the Trust Preferred Securities and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Other Trust Transaction Agreements, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Declaration of Trust, or (B) any applicable Delaware law or administrative regulation;

(x) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Preferred Securities and the Trust Common Securities being issued at such Time of Delivery or the execution, delivery and performance by the Trust of this Agreement or the Other Trust Transaction Agreements. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware; and

(xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of Trust Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(e) Alston & Bird LLP, special tax counsel to the Guarantor and the Trust, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives and their counsel, including an opinion to the effect that the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as it purports to constitute a summary of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects.

(f) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the

Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably require. Sullivan & Cromwell LLP may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee or the Property Trustee upon the certificate or certificates of such entities, (ii) as to matters involving the application of laws of the State of Ohio upon the opinions of Graydon Head & Ritchey LLP and Paul L. Reynolds, Esq. delivered pursuant to Sections 6(b) and (c), respectively; and (iii) as to certain other matters on certificates of responsible officers of the Guarantor, public officials and others deemed by such counsel to be responsible.

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto).

(h) (i) Neither the Guarantor nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(i) The Guarantor shall have complied with the provisions of the first sentence of Section 5(A)(d) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement.

(j) On or after the Applicable Time, the Trust Preferred Securities shall have been accorded a rating of not less than “A-” (with negative outlook) by Standard & Poor’s Ratings Service, not less than “A1” (with negative outlook) by Moody’s Investors Service, Inc. and not less than “A+” (with negative watch) by Fitch Ratings.

(k) The Trust Preferred Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Applicable Time.

(l) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined within the meaning of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities or preferred stock.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in the Guarantor’s securities on the Nasdaq Global Market or the NYSE; (ii) a general moratorium on commercial banking activities declared by either Federal or Ohio authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(n) The Guarantor and the Trust shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Guarantor and trustees of the Trust satisfactory to you as to the accuracy of the representations and warranties of the Guarantor and the Trust herein at and as of such time, as to the performance by the Guarantor and the Trust of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

7. Indemnification and Contribution.

(a) The Guarantor and the Trust will, jointly and severally, indemnify and hold harmless each Underwriter, its directors, officers, affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Guarantor nor the Trust shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by of any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Guarantor and the Trust, each of the Guarantor’s directors, each of the Guarantor’s officers who signed the Registration Statement and each person who controls the Guarantor or the Trust within the meaning of either the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Guarantor or the Trust may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by such Underwriter through the Representatives expressly for use therein; and will reimburse the Guarantor or the Trust for any legal or other expenses reasonably incurred by the Guarantor or the Trust, as appropriate, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other from the offering of the Trust Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor or the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Guarantor or the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Guarantor or the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor and the Trust on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Guarantor under this Section 7 shall be in addition to any liability which the Guarantor or the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have.

8. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Trust Preferred Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Trust Preferred Securities on the terms contained herein at the Closing Date or the Option Closing Date. If within thirty six hours after such default by any Underwriter, you do not arrange for the purchase of such Trust Preferred Securities, then the Guarantor shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Trust Preferred Securities on such terms. In the event that, within the respective prescribed periods, you notify the Guarantor that you have so arranged for the purchase of such Trust Preferred Securities, or the Guarantor notifies you that it has so arranged for the purchase of such Trust Preferred Securities, you or the Guarantor shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Trust Preferred Securities.

(b) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Trust Preferred Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Trust Preferred Securities, then the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Trust Preferred Securities which such Underwriter agreed to purchase hereunder at the Closing Date or the Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Trust Preferred Securities which such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of Trust Preferred Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Trust Preferred Securities to be purchased at the Closing Date or the Option Closing Date, as the case may be, the Guarantor shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase Trust Preferred Securities of a defaulting Underwriter or Underwriters, then this Agreement (or with respect to the Option Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Optional Trust Preferred Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Guarantor, except for the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Expenses on Termination. If for any reason the Trust Preferred Securities are not delivered by or on behalf of the Guarantor as provided herein other than because of a termination of this Agreement pursuant to Section 8, the Guarantor will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Trust Preferred Securities but the Guarantor shall then be under no further liability to any Underwriter except as provided in Section 5A(j) and Section 7. If this Agreement shall be terminated pursuant to Section 8 hereof, the Guarantor and the Trust shall not then be under any liability to any Underwriter with respect to the Trust Preferred Securities, except as provided in Sections 5A(j) and 7 hereof.

10. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Guarantor or its officers, of the Trust and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Guarantor or the Trust or any of the controlling persons referred to in Section 7(e) hereof, and will survive delivery of and payment for the Trust Preferred Securities. The provisions of Sections 5(A)(j) and 7 hereof shall survive the termination or cancellation of this Agreement.

12. Arm’s-Length Terms. The Trust and the Guarantor acknowledge and agree that (i) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Trust and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Trust or the Guarantor; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Trust or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Guarantor on other matters) or any other obligation to the Trust or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Trust and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Trust and the Guarantor each agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Trust or the Guarantor, in connection with such transaction or the process leading thereto.

13. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Guarantor and the Underwriters, or the Trust and the Underwriters, or the Guarantor or the Trust and any of the Underwriters, with respect to the subject matter hereof.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. Waiver of Jury Trial. The Guarantor, the Trust and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of Morgan Stanley & Co. Incorporated, as set forth in Schedule II hereto; and if to the Guarantor or the Trust shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Guarantor by the Underwriters upon request.

18. Disclosure of Tax Treatment. Notwithstanding any other provision of this Agreement, the Guarantor or the Trust (and each employee, officer, representative, trustee or other agent, as the case may be, of the Guarantor or the Trust) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Guarantor or the Trust relating to such tax treatment and tax structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

19. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

Very truly yours,

FIFTH THIRD CAPITAL TRUST VII

By:	FIFTH THIRD BANCORP, as Sponsor

By:	/s/ MAHESH SANKARAN
Name:	Mahesh Sankaran
Title:	Treasurer

FIFTH THIRD BANCORP

By:	/s/ CHRISTOPHER G. MARSHALL
Name:	Christopher G. Marshall
Title:	Executive Vice President and Chief Financial Officer

FITB CAPITAL TRUST VII – UNDERWRITING AGREEMENT

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ YURIJ SLYZ
Name:	Yurij Slyz
Title:	VP

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ CHANDRU HARJANI
Name:	Chandru Harjani
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ VENKAT BADINEHAL
Name:	Venkat Badinehal
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ KHALID AZIM
Name:	Khalid Azim
Title:	Executive Director
Debt Capital Markets

By:	/s/ TODD MAHONEY
Name:	Todd Mahoney
Title:	Executive Director UBS Investment Bank

FITB CAPITAL TRUST VII – UNDERWRITING AGREEMENT

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ CAROLYN COAN
Name:	Carolyn Coan
Title:	Vice President

On behalf of each of the Underwriters

FITB CAPITAL TRUST VII – UNDERWRITING AGREEMENT

SCHEDULE I

Underwriters	Number of Firm Trust Preferred Securities to be Purchased	Maximum number of Optional Trust Preferred Securities that can be Purchased
Morgan Stanley & Co. Incorporated	2,366,000	338,000
Citigroup Global Markets Inc.	2,366,000	338,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,366,000	338,000
UBS Securities LLC	2,366,000	338,000
Wachovia Capital Markets, LLC	2,366,000	338,000
Fifth Third Securities, Inc.	420,000	60,000
Banc of America Securities LLC	140,000	20,000
Barclays Capital Inc.	140,000	20,000
Credit Suisse Securities (USA) LLC	140,000	20,000
Robert W. Baird & Co. Incorporated	61,250	8,750
Blaylock Robert Van, LLC	61,250	8,750
Fidelity Capital Markets, a division of National Financial Services LLC	61,250	8,750
H&R Block Financial Advisors, Inc.	61,250	8,750
Janney Montgomery Scott LLC	61,250	8,750
Keefe, Bruyette & Woods, Inc.	61,250	8,750
Morgan Keegan & Company, Inc.	61,250	8,750
Oppenheimer & Co. Inc.	61,250	8,750
RBC Capital Markets Corporation	61,250	8,750
Samuel A. Ramirez & Co., Inc.	61,250	8,750
Raymond James & Associates, Inc.	61,250	8,750
Charles Schwab & Co., Inc.	61,250	8,750
Stifel, Nicolaus & Company, Incorporated	61,250	8,750
Wells Fargo Securities, LLC	61,250	8,750
William Blair & Company, L.L.C.	26,250	3,750
City Securities Corporation	26,250	3,750
Crowell, Weedon & Co.	26,250	3,750
D.A. Davidson & Co.	26,250	3,750

I-1

Davenport & Company LLC	26,250	3,750
E*TRADE Securities LLC	26,250	3,750
Ferris, Baker Watts, Incorporated	26,250	3,750
Fixed Income Securities, LP	26,250	3,750
HSBC Securities (USA) Inc.	26,250	3,750
J.B. Hanauer & Co.	26,250	3,750
J.J.B. Hilliard, W.L. Lyons, Inc.	26,250	3,750
Jefferies & Company, Inc.	26,250	3,750
Mesirow Financial, Inc.	26,250	3,750
Pershing LLC	26,250	3,750
Piper Jaffray & Co.	26,250	3,750
Sterne, Agee & Leach, Inc.	26,250	3,750
Vining-Sparks IBG, Limited Partnership	26,250	3,750
Wedbush Morgan Securities Inc.	26,250	3,750
Total	14,000,000	2,000,000

I-2

SCHEDULE II

Title of Securities:

8.875% Trust Preferred Securities of Fifth Third Capital Trust VII, guaranteed on a subordinated basis by Fifth Third Bancorp (Liquidation Amount $25 per security)

Number of Securities:

14,000,000 Trust Preferred Securities

Initial Public Offering Price:

$25 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance

Purchase Price by Underwriters:

Retail: $25 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance

Institutional: $25 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance

Underwriters’ Compensation:

Retail: $0.7875 per Trust Preferred Security

Institutional: $0.50 per Trust Preferred Security

Underwriters’ Overallotment:

2,000,000 Optional Trust Preferred Securities

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Stated Amount of Trust Common Securities:

$10,000

Declaration of Trust:

Amended and Restated Declaration of Trust, to be entered into on or before the Closing Date, among Fifth Third Bancorp, as Sponsor, Wilmington Trust Company, as

II-1

Property Trustee, Wilmington Trust Company, as Delaware Trustee, Paul L. Reynolds and Mahesh Sankaran, as Administrative Trustees, and the registered holders from time to time of the Trust Preferred Securities and the Trust Common Securities

Initial Assets of the Trust:

$350,000,000 of Fifth Third Bancorp’s 8.875% Junior Subordinated Notes due 2068, to be issued pursuant to the Indenture referred to in the Underwriting Agreement to which this Schedule II is attached.

Closing Date:

May 6, 2008; 9:00 A.M. (New York City time)

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Address for Notices, etc.:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

(a)	Free Writing Prospectuses Listed Pursuant to Section 5(B)(a)(iii):

Final term sheet, dated April 29, 2008, prepared and filed pursuant to Section 5(A)(a).

(b)	Additional Documents Incorporated by Reference:

None.

II-2

Schedule III

Fifth Third Capital Trust VII

FIFTH THIRD CAPITAL TRUST VII

$350,000,000

8.875% TRUST PREFERRED SECURITIES

fully and unconditionally guaranteed, on a subordinated basis, as described in the prospectus, by Fifth Third Bancorp

SUMMARY OF TERMS

Issuer:	Fifth Third Capital Trust VII (the “Trust”), a Delaware statutory trust, the sole assets of which will be the 8.875% Junior Subordinated Notes due 2068 (the “JSNs”) issued by Fifth Third Bancorp (“Fifth Third”).

Guarantor:	Fifth Third

Offered Securities:	8.875% Trust Preferred Securities

Aggregate Liquidation Amount:	$350,000,000 ($350,000,000 Trust Preferred Securities, which, together with the $10,000 of Trust common securities to be purchased by Fifth Third, correspond to $350,010,000 initial principal amount of the JSNs)

Liquidation Amount:	$25 per trust preferred security

Expected Ratings:

Moody’s Investor Services: A1, with negative outlook

Standard & Poor’s: A-, with negative outlook

Fitch Ratings: A+, with negative watch

DBRS: A (high), with negative trend

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

Trade Date:	April 29, 2008

Settlement Date:	May 6, 2008 (T+5)

Maturity Date:	May 15, 2068

Distributions:	8.875% from and including May 6, 2008 to but excluding May 15, 2058 and at three-month LIBOR plus 5.00% thereafter, in each case, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2008.

Public Offering Price:	$25 per trust preferred security

Proceeds, before expenses, to Fifth Third from the Offering:	$339,443,337.50 after underwriting commissions

Underwriting Commissions:	3.15%, except for sale to certain institutions in which case the fees will be 2%

First Call Date	On or after May 15, 2013 in whole or in part

Make-Whole Redemption Price after the occurrence of a rating agency event	100% of the principal amount of the JSNs being redeemed or if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from May 15, 2013) and interest that would have been payable to and including May 15, 2013 (discounted from their respective interest payment dates) on the JSNs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, in each case plus accrued and unpaid interest to the redemption date

Maximum Share Number for Purposes of Alternative Payment Mechanism:	130,000,000 shares of Fifth Third’s common stock

Expected Listing:	NYSE

Overallotment Option:	The underwriters may purchase up to 2,000,000 additional Trust Preferred Securities within 30 days from the date of the prospectus supplement to cover over-allotments.

Sole Structuring Coordinator:	Morgan Stanley & Co. Incorporated

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated; Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC; Wachovia Capital Markets, LLC

Co-Managers:	Banc of America Securities LLC, Barclays Capital, Credit Suisse Securities (USA) LLC; Fifth Third Securities, Inc.

CUSIP:	316780 204

ISIN:	US3167802046

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649 (Morgan Stanley & Co. Incorporated); 1-877-858-5407 (Citigroup Global Markets Inc.); 1-866-500-5408 (Merrill Lynch, Pierce, Fenner & Smith Incorporated); 1-877-827-6444 ext 561-3884 (UBS Securities LLC); or 1-800-326-5897 (Wachovia Capital Markets, LLC). Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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ANNEX I

Pursuant to Section 6(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor’s Annual Reports on Form 10-K for such fiscal years;

(iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

I(a)-1

(A) any unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

(B) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (A) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

(C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(D) as of a specified date not more than five days prior to the date of such letter, there have been any decreases in demand deposits, interest checking deposits, long-term debt or stockholders’ equity, or in other items specified by the Representatives, or any increases in long-term debt, or in other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in net interest income or net income, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination or audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an

I(a)-2

examination or audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

I(a)-3